UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2012, four wholly-owned subsidiaries of Cole Operating Partnership IV, LP, the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an agreement of purchase and sale with four entities, which are not affiliated with the Company, its advisor or affiliates, for the purchase of four Benihana restaurant properties, as follows:
Benihana - Golden Valley, MN - Cole BN Golden Valley MN, LLC, a Delaware limited liability company, agreed to purchase from The Samurai, Inc., a New York corporation (“Samurai”), an approximately 10,000 square foot single-tenant retail building leased to Samurai and located in Golden Valley, MN (the “BN Golden Valley Property”), for a purchase price of approximately $5.4 million, exclusive of closing costs. The BN Golden Valley Property was constructed in 1980.

Benihana - Lauderdale by the Sea, FL - Cole BN Lauderdale FL, LLC, a Delaware limited liability company, agreed to purchase from Benihana National of Florida Corp., a Delaware corporation (“Benihana National”), an approximately 9,000 square foot single-tenant retail building leased to Benihana National and located in Lauderdale by the Sea, FL (the “BN Lauderdale Property”), for a purchase price of approximately $4.5 million, exclusive of closing costs. The BN Lauderdale Property was constructed in 1971.

Benihana - Lombard, IL - Cole BN Lombard IL, LLC, a Delaware limited liability company, agreed to purchase from Benihana Lombard Corp., an Illinois corporation (“Benihana Lombard”), an approximately 9,000 square foot single-tenant retail building leased to Benihana Lombard and located in Lombard, IL (the “BN Lombard Property”), for a purchase price of approximately $5.4 million, exclusive of closing costs. The BN Lombard Property was constructed in 1984.

Benihana - The Woodlands, TX - Cole BN Woodlands TX, LLC, a Delaware limited liability company, agreed to purchase from Benihana Woodlands Corp., a Texas corporation (“Benihana Woodlands”, and collectively with Samurai, Benihana National and Benihana Lombard, the “Sellers”), an approximately 9,000 square foot single-tenant retail building leased to Benihana Woodlands and located in Woodlands, TX (the “BN Woodlands Property”), for a purchase price of approximately $2.0 million, exclusive of closing costs. The BN Woodlands Property was constructed in 2001.

The Sellers are subsidiaries of Benihana Inc. The acquisitions described herein are contingent upon the completion of a merger of Benihana Inc. and a wholly-owned subsidiary of Safflower Holdings Corp., and additional customary closing conditions.

Item 8.01	Other Events

On August 7, 2012, the board of directors of the Company authorized a daily distribution, based on 366 days in the calendar year, of $0.001707848 per share for stockholders of record as of the close of business on each day of the period commencing on October 1, 2012 and ending on December 31, 2012. The payment date for each of the daily distributions of the period commencing on October 1, 2012 and ending on October 31, 2012 will be in November 2012. The payment date for each of the daily distributions of the period commencing on November 1, 2012 and ending November 30, 2012 will be in December 2012. The payment date for each of the daily distributions of the period commencing on December 1, 2012 and ending on December 31, 2012 will be in January 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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